Exhibit 99.1

AVIV REIT ANNOUNCES EXECUTIVE MANAGEMENT PROMOTIONS

CHICAGO – October 9, 2012 – Aviv REIT, Inc. (“Aviv” or the “Company”) announced today the following changes to its executive management team:

Steven J. Insoft, formerly Chief Operating Officer, Chief Financial Officer and Treasurer, has been named President and Chief Operating Officer. Mr. Insoft has been with Aviv since 2005 and has been instrumental in the Company’s growth, performance and capital raising. He has over 20 years of experience in healthcare real estate, including post-acute and long-term care skilled nursing facilities and senior housing. In taking over the role of President, Mr. Insoft will assume greater strategic and operational responsibilities.

James H. Lyman, formerly Senior Vice President, Finance and Capital Markets, has been named Chief Financial Officer and Treasurer. Mr. Lyman joined Aviv in early 2012 and brings extensive real estate, finance, capital markets and operational experience to the Company. Prior to joining Aviv, Mr. Lyman was Chief Financial Officer for Urban Shopping Centers, Inc. and Strategic Hotel Capital, Inc., both NYSE-listed REITs. He was also a senior executive at Duke Realty, Inc. and a real estate investment banker at Merrill Lynch & Co., where he took numerous companies public and advised clients on public and private capital raising.

Donna M. O’Neill, formerly Senior Vice President, Finance and Principal Accounting Officer, has been named Chief Accounting Officer. Ms. O’Neill has been with the Company since 2008. She has played a key role in the development and oversight of the Company’s accounting, financial reporting and management information systems, including managing SEC filings following the Company’s public debt issuances. Ms. O’Neill has nearly 30 years of accounting, financial reporting and public company experience.

Craig M. Bernfield, the Company’s Chairman and Chief Executive Officer said, “These changes will further empower our best-in-class executive management team to take advantage of their leadership and professional abilities. I am proud of and believe in the strength and experience of our entire executive management team, including Samuel H. Kovitz, Executive Vice President, General Counsel and Secretary, and Leticia Chavez, Executive Vice President, Administration, who joined the Company in 1996 and 1988, respectively.” Mr. Bernfield also said, “My ability to rely on our management team will allow me to continue to strategically plan and execute the next evolution of our business. I am confident that we will continue to grow, meet the needs of our market-leading operators and generate value for our investors.”

About Aviv

Aviv REIT, Inc., based in Chicago, is a privately-owned real estate investment trust that specializes in owning post-acute and long-term care skilled nursing facilities and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. The Company currently owns 252 properties that are triple-net leased to 37 operators in 29 states.

For more information, please contact:

David J. Smith, Managing Director, Investor Relations & Capital Markets at 312-855-0930.

Forward-Looking Statements

This press release may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership with the Securities and Exchange Commission.

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